Exhibit 99.1
Unica to Acquire Sane Solutions
EMM leader to offer enterprise-class web analytics, delivering the only fully cross-channel marketing solution

Waltham, Mass. – March 7, 2006 – Unica® Corporation (Nasdaq:UNCA), a global provider of enterprise marketing management (EMM) solutions, today announced it has entered into a definitive agreement to acquire Sane Solutions, LLC., a privately-held provider of web analytics solutions. The purchase price is estimated to be in the range of $26 million to $28 million, consisting of $22.8 million in cash, and the remainder in Unica common stock, assumed liabilities and transaction-related costs.
“This acquisition is a key step towards delivering Unica’s vision for EMM, and is a game changing event for the industry. Unica has a leadership position in the EMM market, and we believe we are now the only company capable of delivering an end-to-end, cross-channel marketing solution,” said Yuchun Lee, co-founder and CEO of Unica. “The acquisition also provides Unica with a proven solution to win the market for web analytics and internet marketing. The addition of Sane Solution’s powerful and business-oriented solutions will enable marketers to capture, analyze and act on cross-channel intelligence to deliver unprecedented levels of customer loyalty, profitability and operational efficiency.”
Lee added, “According to a recent survey conducted by Forrester Research, ‘77% of marketers agree they need a more comprehensive application suite’1 for marketing. This acquisition is an important part of fulfilling our customers’ needs, helping them achieve high-performance and accountability across brand, Internet and relationship marketing with a common, integrated suite.”
Sane Solutions had 2005 revenues of approximately $6 million and is a leading provider of solutions for analyzing online customer behavior and web traffic. Its flagship product,

[1]	“The Forrester Wave™: Enterprise Marketing Platforms, Q1 2006,” Forrester Research, February 2006

NetTracker, is differentiated from other solutions with its open architecture, flexible data collection and reporting, and on-premise as well as hosted deployment models. In comparison, most web analytics providers rely on a proprietary data management approach which limits marketers’ ability to track and report on customers’ cross-channel behaviors and to fully close the loop on internet marketing investments. In addition, most web analytics vendors offer only a hosted model or incompatible combination of hosted and on-premise solutions, precluding users from easily bringing web analytics in-house as their needs change.
The strength of Sane Solution’s technology has enabled it to capture more than 100 enterprise-class customers, including American Honda Motor Co., Inc., Coca-Cola Company, CVS, GEICO Direct, NASA, and Old Mutual. The company’s other products are the preferred choice of thousands of small and medium-sized businesses. The product is available in English, French, German, Italian, Japanese, and Spanish versions, further adding to its appeal to large, global organizations.
Unica’s acquisition of Sane Solutions is strategically aimed at the center of powerful industry trends. According to Forrester Research, “sixty-five percent of consumers research online and then purchase offline for a total of $1 billion in offline sales.”2 This multi-channel buying behavior requires marketers to not only track and analyze customer behavior across channels, but also to implement initiatives that deliver the right information to each customer, via the right channels, across the buying process. Integrating web analytics with the powerful cross-channel analytics, planning, resource management and execution capabilities of Unica’s Affinium® Suite will allow marketers to integrate their web and other customer data.
Jim Rose, Sane Solution’s CEO, said, “The acquisition brings significant benefits to Sane’s customers and employees, and enhances our market position and opportunity. Unica is the premier EMM vendor, with an impressive customer base and distribution power, unmatched reputation for customer success, and financial strength.” Rose continued, “Unica represents the next-generation of internet and cross-channel

[2]	“ Integrating eCommerce Across the Firm,” Forrester Research, January 2006

marketing. Together, our solutions provide marketers with the power to turn insight into action.”
The purchase price for the acquisition is estimated to range between $26 million to $28 million, including $22.8 million in cash, 151,984 shares of Unica common stock (valued at $1.9M based on the March 6, 2006 closing price of $12.25 per share) which will be placed in escrow; and preliminary estimates for assumed liabilities, including transaction-related costs. These preliminary estimates are subject to revision upon completion of purchase accounting analysis with respect to the transaction.
The transaction is expected to close before March 31, 2006. Sane Solution’s co-founders, Jim Rose and Frank Faubert, will join Unica and serve as vice president of internet marketing business development and vice president of internet marketing solutions, respectively.
“We are very excited by the acquisition of Sane Solutions, which expands our market opportunity and value proposition,” stated Ralph A. Goldwasser, senior vice president and CFO, Unica. “In order to drive long-term growth and realize the ultimate potential from this strategic move, we intend to increase the level of sales, marketing and R&D resources dedicated to this business. These investments are expected to have a slightly dilutive impact to the FY 2006 non-GAAP diluted EPS guidance we previously provided; however, we believe the acquisition will enhance Unica’s long-term growth opportunity.”
Note on the Use of Non-GAAP Financial Measures
Some of the financial measures in this press release, including some of our financial guidance, are non-GAAP financial measures within the meaning of SEC Regulation G. Unica believes that this presentation is useful to investors because it more accurately describes the operating performance of the company on a period-to-period basis and helps investors gauge the company’s ability to generate cash flow, excluding specific costs and expenses that we believe are not indicative of our core operating results. Company management uses these non-GAAP measures as important indicators of the company’s past performance and to plan and forecast performance in future periods.

Investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.
Conference Call Details
Unica will discuss the acquisition and related matters via a teleconference today, March 7, 2006, at 5:00 p.m. (EST). To access this call, dial 800-289-0529(domestic) or +1-913-981-5523 (international) at least five minutes prior to the start time. A replay of this conference call will be available at 888-203-1112 (domestic) or +1-719-457-0820 (international) until 12:00 a.m. EST on March 14, 2006. The replay passcode is 9317407. An audio webcast of this conference call will also be available until 12:00 a.m. on March 14, 2006 on the “Investor Relations” page of the Company’s Web site.
About Unica
Unica Corporation is a leading global provider of EMM software designed to help businesses increase their revenues and improve the efficiency and measurability of their marketing operations. Unica focuses exclusively on the needs of marketing organizations and its Affinium® software addresses the principal functions of EMM including marketing and customer analytics, demand generation and marketing resource management. Approximately 300 companies in a wide range of industries use Affinium to manage the complexities and processes of marketing and to facilitate the operations of a customer-centric business. Unica’s customers include ABN AMRO, Capital One, Choice Hotels, Comcast, Lands’ End, Nordstrom, Reader’s Digest, Scotiabank and Vodafone. Unica has offices across the United States, including its corporate headquarters in Waltham, Massachusetts, as well offices in the United Kingdom, France, Germany, Singapore and India. For more information, call 781-839-8000 or visit www.unica.com.
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Note to Editors: Copyright 2006 Unica Corporation. Unica, the Unica logo, and Affinium are registered trademarks of Unica Corporation. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.
Forward-looking Statements
The information provided in this press release above contains forward-looking statements that relate to future events and future financial performance of Unica. These forward-looking statements are based upon Unica’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Unica’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Unica disclaims any obligation to update or revise the forward-looking statements in the future. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including the possibility that the market for enterprise software does not develop as anticipated; the volatility of our stock price due to the difficulty in predicting operating results and the long sales cycle for Unica’s software; a failure by Unica to develop new software products and enhance existing products; failure to retain key staff; a failure by Unica to maintain historical maintenance renewal rates; and a failure to properly protect Unica’s proprietary rights and intellectual property. These and other factors listed in the Annual Report on Form 10K for the fiscal year ended September 30, 2005 under “Risk Factors” could cause Unica’s performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

Media: Donna Tolley	Investors: Kori Doherty
Unica Corporation	Integrated Corporate Relations
781.839.8000	617.217.2084
dtolley@unica.com	kdoherty@icrinc.com

Media: Stephanie Casey
Greenough Communications
617.275.6512
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